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DATE: March 9, 1995

FROM:                                      FOR:
Padilla Speer Beardsley Inc.               FSI International, Inc.
224 Franklin Avenue West                   322 Lake Hazeltine Drive
Minneapolis, Minnesota  55404              Chaska, Minnesota 55318
                                           (Nasdaq:  FSII)

Bob Brin (612) 871-8877                    Benno Sand (612) 448-8936

FOR IMMEDIATE RELEASE
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FSI INTERNATIONAL, INC., ANNOUNCES COMPLETION OF THE ACQUISITION
OF APPLIED CHEMICAL SOLUTIONS


     MINNEAPOLIS, March 9 -- FSI International, Inc., (Nasdaq: FSII) today said that it has consummated its previously announced agreement to acquire Applied

Chemical Solutions ("ACS"). Under the agreement, ACS shareholders are entitled to receive, in the aggregate, approximately 530,700 shares of FSI common stock.

In addition, FSI has issued options covering, in the aggregate, approximately

107,400 shares of FSI common stock in substitution of previously outstanding options to acquire ACS common stock.


     The acquisition of ACS, with its people and technology expertise,

positions FSI's Chemical Management Division to provide a broader range of products to existing and future customers. ACS's proprietary vacuum delivery technology combined with FSI's chemical management technology will allow customers the opportunity to obtain virtually all their chemical management products and support services from one source, including


                                     (more)
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FSI International, Inc.
March 9, 1995
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chemical delivery and blending systems, point of use chemical generation systems and slurry delivery and blending systems, used in conjunction with chemical management planarization (CMP) technology. ACS's operations are located in

Hollister, California.

     FSI International, Inc. is a leader in producing automated surface conditioning equipment for processing silicon wafers. The company develops,

manufactures, markets and services photoresist processing cluster tools, spray processing systems, vapor phase processing systems and chemical management systems for use in the fabrication of advanced semiconductor integrated circuits. FSI's customers include semiconductor manufacturers located throughout

North America, Europe, Japan and the Far East.

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